Item 6.
EXHIBIT 11
                        TIFFANY & CO. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                  (Unaudited)
                     (in thousands, except per share data)

                                                              Three Months Ended                     Six  Months Ended
                                                           -------------------------             -------------------------
                                                           July 31,         July 31,              July 31,        July 31,
                                                             1994             1993                  1994            1993
                                                           --------         --------             --------         --------
PRIMARY EARNINGS PER SHARE:

Net income/(loss) on which primary
  earnings per share are based                             $  3,450         $(32,550)            $  5,326        $(31,513)
                                                           ========         ========             ========        ========

Weighted average number of shares on
  which primary earnings are based                           15,895           15,780               15,845          15,759
                                                           ========         ========             ========        ========

Primary net income/(loss) per
  common share                                             $   0.22         $  (2.06)            $   0.34        $  (2.00)
                                                           ========         ========             ========        ========

FULLY DILUTED EARNINGS PER SHARE:

Net income/(loss) on which primary
  earnings per share are based                             $  3,450         $(32,550)            $  5,326        $(31,513)

  Add:
    Interest and fees on convertible
    subordinated debt, net of
    applicable income taxes                                     494              461                  988             922
                                                           --------         --------             --------        --------

Net income/(loss) on which fully diluted
  earnings per share are based                             $  3,944         $(32,089)            $  6,314        $(30,591)
                                                           ========         ========             ========        ========

Weighted average number of common
  shares used in calculating
  fully diluted earnings per share                           15,924           15,780               15,918          15,770

Shares assumed issued upon conversion
  of convertible debt, using
  "if converted" method                                         893              893                  893             893
                                                          ---------         --------             --------         -------

Weighted average number of shares
  used in calculating fully diluted
  earnings per share                                         16,817           16,673               16,811          16,663
                                                          =========         ========             ========         =======

Fully diluted net income/(loss) per
  common share                                            $    0.22         $  (2.06)            $   0.34         $ (2.00)
                                                          =========         ========             ========         =======


NOTE: In anticipation of the 6 3/8% Convertible Subordinated Debenture's dilutive effect in the fourth quarter, fully diluted earnings per share reflect the weighted average number of common shares outstanding under the "if converted" method which assumes conversion as of the bond issuance date of the Debentures. Since the "if converted" method had the effect of increasing fully diluted earnings per share (anti-dilutive) for the three and six months ended July 31, 1994, primary earnings per share was used for financial statement presentation purposes.





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